TABLE OF CONTENTS

                                      * * *

                          1994 STOCK COMPENSATION PLAN

                                       of

                          CLUCKCORP INTERNATIONAL, INC.

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   SECTION                  SUBJECT                                         PAGE
   -------                  -------                                         ----

      1.    Purpose of Plan                                                   3

      2.    Stock Subject to the Plan                                         3

      3.    Administration of the Plan                                        3
            (a)  General                                                      3
            (b)  Changes in Law Applicable                                    4

      4.    Types of Awards Under the Plan                                    4

      5.    Persons to Options Shall Be Granted                               4
            (a)  Nonqualified Options                                         4
            (b)  Incentive Options                                            5

      6.    Factors to Be Considered in Granting Options                      5

      7.    Time of Granting Option                                           5

      8.    Terms and Conditions of Options                                   5
            (a)  Number of Shares                                             5
            (b)  Type of Option                                               5
            (c)  Option Period                                                5
                    (1)  General                                              5
                    (2)  Termination of Employment                            5
                    (3) Cessation of Service as Director or Advisor           6
                    (4)  Disability                                           6
                    (5)  Death                                                6
                    (6)  Acceleration and Exercise Upon Change of Control     6
            (d)  Option Prices                                                7
            (e)  Exercise of Options                                          7
            (f)  Non-transferability of Options                               8
            (g)  Limitations on 10% Shareholders                              8
            (h)  Limits on Vesting of Incentive Options                       8
            (i)  Compliance with Securities Laws                              8
            (j)  Additional Provisions                                        9

     9.     Medium and Time of Payment                                        9

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  SECTION                  SUBJECT                                         PAGE
  -------                  -------                                         ----


    10.     Alternate Stock Appreciation Rights                              10
            (a)  Award of Alternate Stock Rights                             10
            (b)  Alternate Rights Stock Agreements                           10
            (c)  Exercise                                                    10
            (d)  Amount of Payment                                           10
            (e)  Form of Payment                                             10
            (f)  Termination of SAR                                          10
            (g)  Effect of Exercise on SAR                                   11
            (h)  Effect of Exercise of Related Options                       11
            (i)  Non-transferability of SAR                                  11

    11.     Rights as a Shareholder                                          11

    12.     Optionee's Agreement to Serve                                    11

    13.     Adjustments on Changes in Capitalization                         11
            (a)  Changes in Capitalization                                   11
            (b)  Reorganization, Dissolution or Liquidation                  12
            (c)  Change in Par Value                                         12
            (d)  Notice of Adjustments                                       12
            (e)  Effect Upon Holder of Option                                12
            (f)  Right of Company to Make Adjustments                        13

    14.     Investment Purpose                                               13

    15.     No Obligation to Exercise Option                                 13

    16.     Modification, Extension, and Renewal of Options                  13

    17.     Effective Date of the Plan                                       13

    18.     Termination of the Plan                                          14

    19.     Amendment of the Plan                                            14

    20.     Withholding                                                      14

    21.     Indemnification of Committee                                     14
    22.     Application of Funds                                             14


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                          1994 STOCK COMPENSATION PLAN
                                       OF
                          CLUCKCORP INTERNATIONAL, INC.



     1. Purpose of Plan. This 1994 Stock Compensation Plan ("Plan") is intended to encourage ownership of the common stock of CLUCKCORP INTERNATIONAL, INC. ("Company") by certain officers, directors, employees and advisors of the Company or any Subsidiary or Subsidiaries of the Company (as hereinafter defined) in order to provide additional incentive for such persons to promote the success and the business of the Company or its Subsidiaries and to encourage them to remain in the employ of the Company or its Subsidiaries by providing such persons an opportunity to benefit from any appreciation of the common stock of the Company through the issuance of stock options and related stock appreciation rights to such persons in accordance with the terms of the Plan. It is further intended that options granted pursuant to this Plan shall constitute either incentive stock options ("Incentive Options") within the meaning of
Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended ("Code"), or options which do not constitute Incentive Options ("Non-qualified Options") as determined by the Committee (as hereinafter defined) at the time of issuance of such options. Incentive Options and Non-qualified Options are herein sometimes referred to collectively as "Options". As used herein, the term Subsidiary or Subsidiaries shall mean a corporation of which capital stock possessing fifty percent (50%) or more of total combined voting power of all classes of its outstanding capital stock entitled to vote generally in the election of directors is owned in the
aggregate  by  the  Company   directly  or   indirectly   through  one  or  more
Subsidiaries.

     2. Stock Subject to the Plan. Subject to adjustment as provided in Section 13 hereof, there will be reserved for the use upon the exercise of options to be granted from time to time under the Plan, an aggregate of 250,000 shares of common stock, $ .01 par value ("Common Stock"), of the Company, which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been re-acquired by the Company as determined from time to time by the Board of Directors. To determine the number of shares of Common Stock available at any time for the granting of Options under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or which have been exercised. If an Option ceases to be exercisable in whole or in part, the shares representing such Option shall continue to be available under the Plan for purposes of granting Options with respect thereto.

     The Company shall not be required upon the exercise of any Option to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any State or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

     3. Administration of the Plan.

          (a) General. The Plan shall be administered by a Compensation Committee ("Committee") appointed by the Board of Directors of the Company, which committee shall consist of not less than two (2) members of the Board of Directors who are not eligible to participate in the Plan, and have not, for a period of at least one (1) year prior thereto been eligible to participate in the Plan, except that if at any time there shall be less than two (2) directors who are qualified to serve on the Committee, then the Plan shall be administered by the full Board of Directors. All references in this Plan to the Committee shall be deemed to refer instead to the full Board of Directors at any time

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


there is not a committee of two (2) members qualified to act hereunder. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. If the Board of Directors does not designate a Chairman of the Committee, the Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee shall be taken by a majority vote of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the members present in person at the meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          The Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and option agreements granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan, including, but not limited to, (i) who shall be granted Options under the Plan, (ii) the term of each Option, (iii) the number of shares covered by such Option, (iv) whether the Option shall constitute an Incentive Option or a Non-qualified Option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the Option, (vi) the period during which the Option may be exercised, (vii) whether the right to purchase the number of shares covered by the Option shall be fully vested on issuance of the Option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments, an d (viii) the time or times at which Options shall be granted. The Committee's determinations under the Plan, including the above enumerated determinations, need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

          The interpretation by the Committee of any provision of the Plan or of any Option agreement entered into hereunder with respect to any Incentive Option shall be in accordance with Section 422 of the Code and the regulations issued thereunder, as such section or regulations may be amended from time to time, in order that the rights granted hereunder and under said Option agreements shall constitute "Incentive Stock Options" within the meaning of such section. The interpretation and construction by the Committee if any provision of the Plan or of any Option granted hereunder shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Upon issuing an Option under the Plan, the Committee shall report to the Board of Directors the name of the person granted the Option, whether the Option is an Incentive Option or a Non-qualified Option, the number of shares of Common Stock covered by the Option, and the terms and conditions of such Option.

          (b) Changes in Law Applicable. If the laws relating to Incentive Options or Non-qualified Options are changed, altered or amended during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan with respect to Incentive Options or Non-qualified Options, respectively, to conform to such changes in the law without the necessity of obtaining further shareholder approval, unless the changes require such approval.

     4. Types of Awards Under the Plan.Awards under the Plan may be in the form of either Options or alternate stock appreciation rights.

     5. Persons to Whom Options Shall be Granted.

          (a) Non-qualified Options shall be granted only to officers, directors) other than "Outside Directors" of the Company or a Subsidiary [ as hereinafter defined]), employees and advisors of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for the management or success of the Company or a Subsidiary and who, at the time of the granting of the Non-qualified Options, are either officers, directors (other than Outside Directors), employees or advisors of the Company or a Subsidiary. As used herein, the term "Outside Director" shall mean any director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

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


          (b) Incentive Options. Incentive Options shall be granted only to employees of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for the management or success of the Company or a Subsidiary and who, at the time of the granting of the Incentive Option are either an employee of the Company or Subsidiary. Subject to the provisions of Section 8(g) hereof, no individual shall be granted an Incentive Option who, immediately before such Incentive Option was granted, would own more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company.

     6. Factors to Be Considered in Granting Options. In making any determination as to persons to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties and responsibilities of the respective officers, directors, employees, or advisors, their current and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     7. Time of Granting Options. Neither anything contained in the Plan or any resolution adopted or to be adopted by the Board of Directors or the Shareholders of the Company or a Subsidiary nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall be effected only when a written Option agreement acceptable in form and substance to the Committee, subject to the terms and conditions hereof including those set forth in Section 8 hereof, shall have been duly executed and delivered by or on behalf of the Company and the person to whom such Option shall be granted. No person shall have any rights under the Plan until such time, if any, as a written Option Agreement shall have been duly executed and delivered as set forth in this Section y.

     8. Terms and Conditions of Options. All Options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company. Each Option Agreement governing an Option granted hereunder shall be subject to at least the following terms and conditions, and shall contain such other terms and conditions, not inconsistent therewith, that the Committee shall deem appropriate:

          (a) Number of Shares. Each Option shall state the number of shares of Common Stock which it represents.

          (b) Type of Option. Each Option shall state whether it is intended to be an Incentive Option or a Non-qualified Option.

          (c) Option Period.

               (1) General. Each Option shall state the date upon which it is granted. Each Option shall be exercisable in whole or in part during such period as is provided under the terms of the Option subject to any vesting period set forth in the Option, but in no event shall an Option be exercisable either in whole or in part after the expiration of ten (10) years from the date of grant; provided, however, if an Incentive Option is granted to an individual who would, immediately before the grant thereof, directly or indirectly own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such Incentive Option shall not be exercisable more than five (5) years from the date of grant thereof.

               (2) Termination of Employment. Except as otherwise provided in case of Disability (as hereinafter defined), death or Change of Control (as hereinafter defined), no Option shall be exercisable after an optionee who is an employee of the Company or a Subsidiary ceases to be employed by the Company or a Subsidiary as an employee; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period for not more than ninety (90) days following the date of termination of such optionsee's employment; provided further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

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


               (3) Cessation of Service as Director or Advisor. Except as otherwise provided in case of Disability, death or Change of Control, no Option shall be exercisable after an optionee who was a director or advisor of the Company or a Subsidiary ceases to be a director or advisor of the Company or a Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period for not more than ninety (90) days following the date such optionee ceases to be a director or advisor of the Company or a Subisidiary.

               (4) Disability. If an optionee's employment is terminated by reason of the permanent and total Disability (as hereinafter defined) of such optionee or if an optionee who is a director or advisor of the Company or a Subsidiary ceases to serve as a director or advisor by reason of the permanent and total Disability of such optionee, the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period not more than one (1) year in the case of a Non-qualified Option and for not more than ninety (90) days in the case of an Incentive Option following the date of termination of the optionee's employment or the date such optionee ceases to be director or advisor of the Company or a Subsidiary, as the case may be, subject to the condition that no Option shall be exercisable after the expiration of ten
(10) years from the date it is granted. For purposes of this Plan, the term "Disability" shall mean the inability of the optionee to fulfill such optionee's obligations to the Company or a Subsidiary by reason of any physical or mentla impairment which can be expected to result in death or which has endured or can be expected to endure for a continuous period of not less than twelve (12) months as determined by a physician acceptable to the Committee in its sole discretion.

               (5) Death. If an optionee dies while in the employ of the Company or a Subsidiary, or while serving as a director or advisor of the Company or a Subisidary, and shall not have fully exercised Options granted pursuant to the Plan, such Options may be exercised in whole or in part at any time within ninety (90) days after the optionee's death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the Options directly from the optionee by bequest or inheritance, but only to the extent that the optionee was entitled to exercise such Option at the date of such optionee's death, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

               (6) Acceleration and Exercise Upon Change of Control. Notwithstanding the preceding provisions of this Section 8(c), if any Option granted under the Plan provides for either (a) an incremental vesting period whereby such Option may only be exercised in installments as such incremental vesting period is satisfied or (b) a delayed vesting period whereby such Option may only be exercised after the lapse of a specified period of time, such as after the expiration of one (1) year, such vesting period shall be accelerated upon the occurrence of a Change of Control (as hereinafter defined) of the Company, or a threatened Change of Control of the Company as determined by the Committee, so that such Option shall thereupon become exercisable immediately in part or its entirety by the holder thereof, as such holder shall elect, subject to the condition that no Option shall be exercisable after the expiration of ten
(10) years from the date it is granted. For the purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

               (i) Any "person", including a "group" as determined in accordance with Section 13(d) (3) of the Securities Exchange Act of 1934 ("Exchange Act") and the Rules and Regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, or securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than a person who is such a beneficial owner on the effective date of the Plan and any affiliate of such person;

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               (ii) As a result of, or in connection  with,  any tender offer or exchange offer, merger or other business  combination,  sale of assets
          or  contested   election,   or  any   combination   of  the  foregoing
          transactions ("Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

               (iii) Following the effective date of the Plan, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates of such party;

               (iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

               (v) The Company transfers more than 50% of its assets, or the last of a series of transfers result in the transfer of more than 50% of the assets of the Company, to another corporation that is not a wholly-owned corporation of the Company. For purposes of this subsection 8(c) (6) (v), the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the sum of the values attributed to (i) the Company's real property as determined by an independent appraisal thereof, and (ii) the net book value of all other assets of the Company, each taken as of the date of the Transaction involved. In addition, upon a Change of Control, any Options previously granted under the Plan to the extent not already exercised may be exercised in whole or in part either immediately or at any time during the term of the Option as such holder shall elect.

          (d) Option Prices. The purchase price or prices of the shares of the Common Stock of the Company which shall be offered to any person under the Plan and covered by each Option shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Option or such higher purchase price as may be determined by the Committee at the time of granting the Option; provided, however, if an Incentive Option is granted to an individual who would, immediately before the grant thereof, directly or indirectly own more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, the purchase price of the Shares of the Common Stock of the Company covered by such Incentive Option may not be less than one hundred ten percent (110%) of the fair market value of such shares on the day the Incentive Option is granted. During such time as the Common Stock of the Company is not listed upon an established stock exchange, the fair market value per share shall be deemed to be the closing sales price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day the Option is granted, as reported by NASDAQ, if the Common Stock is so quoted, and if not so quoted, the mean between dealer "bid" and "ask", prices of the Common Stock in the New York over-the-counter market on the day the Option is granted, as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of the Common Stock of the Company shall have been made on established stock exchange on such day, on the next preceding day on which there was a sale of such stock. If there is no market price for the Common Stock, then the Board of Directors and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common Stock.

          (e) Exercise of Options. To the extent that a holder of an Option has a current right to exercise, the Option may be exercised from time to time by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option, the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall contain any investment representation required

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


by Section 14 hereof. Such notice shall be accompanied by payment of the full purchase price of such shares and by the Option Agreement evidencing the Option. In addition, if the Option shall be exercised, pursuant to Section 8(c) (4) or
Section 8 (c) (5) hereof, by any person or persons other than the optionee, such notice shall also be accompanied by appropriate proof of the righ tof such person or persons to exercise the Option. The Company shall deliver a certificate or Certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. In the event the Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the Option the number of shares which has been exercised thereunder and the number of shares that remain exercisable under the Option and return such Option Agreement to the holder thereof.

          (f) Non-transferability of Options. An Option granted pursuant to the Plan shall be exercisable only by the optionee or the optionee's court appointed guardian as set forth in the Section 8 (c) (4) hereof during the optionee's lifetime and shall not be assignable or transferable by the optionee otherwise than by Will or the laws of descent and distribution. An Option granted pursuant to the Plan shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise other than by Will or the laws of descent and distribution) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the foregoing provisions of this Section 8(f), or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

          (g) Limitations on 10% Shareholders. No Incentive Option may be granted under the Plan to any individual who would, immediately before the grant of such Incentive Option, directly or indirectly, own more than ten percent
(105) of the total combined voting power of all classes of stock of the Company unless (i) such Incentive Option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the day the Incentive Option is granted and (ii) such Incentive Option expires on a date not later than five (5) years from the date the Incentive Option is granted.

          (h) Limits on Vesting of Incentive Options. An individual may be granted one or more Incentive Options, provided that the aggregate fair market value (as determined at the time such Incentive Option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. To the extent the $100,000 limitation in the preceding sentence is exceeded, such option shall be treated as an option which is not an Incentive Option.

          (i) Compliance with Securities Laws. At the time of exercise of any Option, the Company may require the optionee to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933, as amended ("Securities Act"), and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular Option or Stock issued upon exercise thereof. Without limiting the generality of the foregoing, if the Common Stock issuable upon exercise of an Option is granted under the Plan is not registered under the Securities Act, the Company at the time of exercise will require that the registered owner execute and deliver an investment representation agreement to the Company in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:

                    THE SHARES OF COMMON  STOCK  REPRESENTED
                    BY  THIS   CERTIFICATE   HAVE  NOT  BEEN
                    REGISTERED  UNDER THE  SECURITIES ACT OF
                    1933,  AS  AMENDED,  OR  ANY  APPLICABLE
                    STATE   SECURITIES  LAW  BUT  HAVE  BEEN
                    ACQUIRED FOR THE PRIVATE  INVESTMENT  OF
                    THE   HOLDER   HEREOF  AND  MAY  NOT  BE
                    OFFERED,   SOLD  OR  TRANSFERRED   UNTIL
                    EITHER  (i)  A  REGISTRATION   STATEMENT
                    UNDER  SUCH   SECURITIES   ACT  OR  SUCH
                    APPLICABLE  STATE  SECURITIES LAWS SHALL
                    HAVE  BECOME  EFFECTIVE  WITH THE REGARD
                    THERETO,  OR (ii) THE COMPANY SHALL HAVE
                    RECEIVED    AN    OPINION   OF   COUNSEL
                    ACCEPTABLE   TO  THE   COMPANY  AND  ITS
                    COUNSEL  THAT  RESISTRATION  UNDER  SUCH
                    SECURITIES ACT OR SUCH APPLICABLE  STATE
                    SECURITIES   LAWS  IS  NOT  REQUIRED  IN
                    CONNECTION  WITH  SUCH  PROPOSED  OFFER,
                    SALE OR TRANSER.

          (j) Additional Provisions. The Option Agreements authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, including without limitation, restrictions upon the exercise of the Option. Any such Option Agreement with respect to an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that the option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

     9. Medium and Time of Payment. The purchase price of the shares of the Common Stock as to which the Option shall be exercised shall be paid in full either (i) in cash a the time of the exercise of the Option, (ii) by tendering to the Company shares of the Company's Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased, or (iii) partly in cash and partly in shares of the Company's Common Stock valued at fair market value as of the date of receipt of such shares by the Company. Cash payment for the shares of the Common stock purchased upon exercise of the Option shall be in the form of either a cashier's check, certified check or money order. Personal checks may be submitted, but will not be considered as payment for the shares of the Common Stock purchased and no certificate for such shares will be issued until the personal check clears in normal banking channels. If a personal check is not paid upon presentment by the Company, then the attempted exercise of the Option will be null and void. In the event the optionee tenders shares of the Company's Common Stock in full or partial payment for the shares being purchased pursuant to the Option, the shares of Common Stock so tendered shall be accompanied by fully executed stock powers endorsed in favor of the Company with the signature on such stock power being guaranteed. If an optionee tenders shares, such optionee assumes sole and full responsibility for the tax consequences, if any, to such optionee arising therefrom, including the possible application of Code Section 424( c ), or tis successor Code sections, which negates any non-recognition of income rule with respect to such transferred shares, if such transferred shares have not been held for the minimum statutory holding period to receive preferential tax treatment.

     10. Alternate Stock Appreciation Rights.

          (a) Award of Alternate Stock Rights. Concurrently with or subsequent to the award of any Option to purchase one or more shares of Common Stock, the Committee may in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock covered by an Option ("Related Option"), a related alternate stock appreciation right ("SAR"), permitting the optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. A SAR granted with respect to an Incentive Option must be granted together with the Related Option. A SAR granted with respect to a Non-qualified Option may be granted together with or subsequent to the grant of such Related Option.

          (b) Alternate Stock Rights Agreement. Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement executed by the Company and the optionee receiving the Related Option.

          (c) Exercise. An SAR may be exercised only if and to the extent that its Related Option is eligible to the exercised on the date of exercise of the SAR. To the extent that a holder of a SAR has a current right to exercise, the SAR may be exercised from time to time by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the SAR, the number of shares in respect of which it is being exercised, shall be signed by the person so exercising the SAR and shall be accompanied by the agreement evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR and the Related Option the number of shares which have been exercised thereunder and the number of shares that remain exercisable under the SAR and the Related Option and return such SAR and Related Option to the holder thereof.

          (d) Amount of Payment. The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the Option related to said SAR was granted or became effective, as the case may be; provided, however, the Company, in its sole discretion, withhold such cash payment any amount necessary to satisfy the Company's obligation for withholding taxes with respect to such payment. For this purpose, the fair market value of a share of Common Stock shall be determined as set forth in
Section 8(d) hereof.

          (e) For m of Payment . The amount payable by the Company to an optionee upon exercise of a SAR may be paid in shares of Common Stock, cash or a combination thereof. The number of shares of Common Stock to be paid to an optionee upon such optionee's exercise of SAR shall be determined by dividing the amount of payment determined pursuant to Section 10(d) hereof by the fair market value of a share of Common Stock on the exercise date of such SAR. For purpose of this Plan, the exercise date of a SAR shall be on the date the Company receives written notification from the optionee of the exercise of the SAR in accordance with the provisions of section 10(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the optionee the amount of cash due such optionee or a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified herein.

          (f) Termination of SAR. Except as otherwise provided in case of Disability (as defined in Section 8(c) (4) hereof) or death, no SAR shall be exercisable after an optionee ceases to be an employee, director or advisor of the Company or Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period for not more than ninety (90) days following the date such optionee ceases to be an employee, director or advisor of the Company or a Subsidiary; provided further, that the Committee may not extend the period during which an optionee may exercise a SAR for a period greater than the period during which an optionee may exercise the Related Option, if an optionee's position as an employee, director or advisor of the Company is terminated due to the Disability or death of such optionee, the Committee shall have the right, in its sole discretion, but not the obligation, to extend the exercise period applicable to the SAR for a period not to exceed the period in which the optionee may exercise the Option related to said SAR as set forth in Section 8 (c) (4) and 8(c) (5) hereof, repectively.

       (g) Effect of Exercise of SAR. The exercise of any SAR shall cancel and terminate the right to purchase an equal number of shares covered by the Related Option.

       (h) Effect of Exercise of Related Option. Upon the exercise or termination of Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock as to which the Related Option was exercised or terminated.

        (i) Non-transferability of SAR. A SAR granted pursuant to this Plan shall be exercisable only by the optionee or the optionee's court appointed guardian as set forth in Section 8(c) (4) hereof during the optionee's lifetime and, subject to the provisions of Section 10(f) hereof, shall not be assignable or transferable by the optionee. A SAR granted pursuant to the Plan shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any SAR or of any rights granted thereunder contrary to the foregoing provisions of this Section 10(i), or the levy of any attachment or similar process upon a SAR or such rights, shall be null and void.

     11. Rights as a Shareholder. The holder of an Option or a SAR shall have no rights as a shareholder with respect to the shares covered by the Option or SAR until the due exercise of the Option, Related Option, or SAR and the date of issuance of one or more stock certificates to such holder for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

     12. Optionee's Agreement to Serve. Each employee receiving an Option shall, as one of the terms of the Option Agreement agree that such employee will remain in the employ of the Company or Subsidiary for a period of at least one (1) year from the date on which the Option shall be granted to such employee; and that such employee will, during such employment, devote such employee's entire time, energy, and skill to service of the Company or a Subsidiary as may be required by the management thereof subject to vacations, sick leaves, and military absences. Such employment, subject to the provisions of any contract between the Company or a Subsidiary and such employee, shall be at the pleasure of the Board of Directors of the Company or a Subsidiary, and at such compensation as the Company or a Subsidiary shall reasonably determine. Any termination of such employee's employment during the period which the employee has agreed pursuant to the foregoing provisions of this Section 12 to remain in employment that is either for cause or voluntary on the part of the employee shall be deemed a violation by the employee of such employee's agreement. In the event of such violation, any Option or Options held by such employee, to the extent not theretofore exercised, shall forthwith terminate, unless otherwise determined by the Committee. Notwithstanding the preceding, neither the action of the Company in establishing the Plan nor any action taken by the Company, a Subsidiary or the Committee under the provisions hereof shall be construed as granting the optionee the right to be retained in the employ of the Company or a Subsidiary, or to limit or restrict the right of the Company or a Subsidiary, as applicable, to terminate the employment of any employee of the Company or a Subsidiary, with or without cause.

     13. Adjustments on Changes in Capitalization.

          (a) Changes in Capitalization. Subject to any required action taken by the Shareholders of the Company, the number of shares of Common Stock covered by the Plan, the number of shares of Common Stock covered by each outstanding Option, and the exercise price per share thereof specified in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of a consideration by the Company after the date the Option is graned, so that upon exercise of the Option, the optionee shall receive the same number of shares the optionee would have received had the optionee been the holder of all shares subject to such optionee's outstanding Option immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company.

          (b) Reorganization, Dissolution or Liquidation. Subject to any required action by the Shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate as of a date to be fixed by the Committee (which date shall be as of a prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to each optionee, and each optionee shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise such optionee's Option in whole or in part in the manner herein set forth.

          (c) Change in Par Value. In the event of a change in the Common Stock of the Company as presently constituted, which change is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.

          (d) Notice of Adjustments. To the extent that the adjustments set forth in the foregoing paragraphs of this Section 13 relate to stock or securities of the Company, such adjustments, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Incentive Option to fail to continue to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Code. The Company shall give timely notice of any adjustments made to each holder of an Option under this Plan and such adjustments shall be effective and binding on the optionee.

          (e) Effect Upon Holder of Option. Except as hereinbefore expressly provided in this Section 13, the holder of an Option shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, reorganization, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to any Option granted hereunder upon the occurrence of any of the following events:

          (1) The grant or exercise of any other options which may be granted or exercised under any qualified or non-qualified stock option plan or under any other employee benefit plan of the Company whether or not such options were outstanding on the date of grant of the Option or thereafter granted;

          (2) The sale of any shares of Common Stock in the Company's initial or subsequent public offering, including, without limitation, shares sold upon the exercise of any over all allotment option granted to the underwriter in connection with such offering;

          (3) The issuance, sale or exercise of any warrants to purchase shares of Common Stock whether or not such warrants were outstanding on the date of grant of the Option or thereafter issued;

          (4) The issuance or sale of rights, promissory notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities ("Convertible Securities") whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold;

          (5) The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold; or

          (6) Upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.

          (f) Right of Company to Make Adjustments. The grant of an Option pursuant to the plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     14. Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchase of the shares of stock thereunder shall be for investment purposes, and not with a view to resale or distribution; provided, however, that in the event the shares of stock subject to such Option are registered under the Securities Act or in the event a resale of such shares of stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

     15. No Obligation to Exercise Option or SAR. The granting of an Option or SAR shall impose no obligation upon the optionee to exercise such Option or SAR.

     16. Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Neither the Committee nor the Board of Directors shall, however, modify any outstanding Options so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     17. Effective Date of the Plan. The Plan shall become effective on such date s the Board of Directors of the Company shall determine, but only after the Shareholders of the Company shall have approved the Plan by the requisite vote of the Shareholders ("Effective Date").

     18. Termination of the Plan. This Plan shall terminate as of the expiration of ten (10) years from the date of execution hereof, which date of execution is the date the Plan was approved and adopted by the Board of Directors of the Company. Options may be granted under this Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of its termination shall remain in effect until the Option shall have been exercised or shall have expired.

     19. Amendment of the Plan. The Plan may be terminated at any time by the Board of Directors of the Company. The Board of Directors may at any time and from time to time without obtaining the approval of the Shareholders of the Company or a Subsidiary, modify or amend the Plan (including such form of Option Agreement as hereinabove mentioned) in such respects as it shall deem advisable in order that the Incentive Options granted under the Plan shall be "Incentive Stock Options" as defined in Section 422 of the Code or to conform to any change in the law, or in any other respect which shall not change: (a) the maximum number of shares for which Options may be granted under the Plan, except as provided in Section 13 hereof; or (b) the option prices other than to change the manner of determining the fair market value of the Common Stock for the purpose of Section 8(d) hereof to conform with any then applicable provisions of the Code or regulations thereunder; or (c) the periods during which Options may be granted or exercised; or (d) the provisions relating to the determination or persons to whom Options shall be granted and the number of shares to be covered by such Options; or (e) the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of the person to whom any Option shall theretofore have been granted, affect that person's rights under an Option theretofore granted to such person. With the consent of the person to whom such Option was granted, an outstanding Option may be modified or amended by the Committee in such manner as it may deem appropriate and consistent with the requirements of this Plan applicable to the grant of a new Option on the date of modification or amendment.

     20. Withholding. Whenever an optionee shall recognize compensation income as a result of the exercise of any Option or SAR granted under the Plan, the optionee shall remit in cash to the Company or Subsidiary the minimum amount of federal income and employment tax withholding which the Company or Subsidiary is required to remit to the Internal Revenue Service in accordance with the then current provisions of the Code. The full amount of such withholding shall be paid by the optionee simultaneously with the award or exercise of an Option or SAR, as applicable.

     21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlements is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

     22. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

     EXECUTED this ________ day of July, 1994; effective, however, as of the Effective Date.




                                            CLUCKCORP INTERNATIONAL, INC.


                                            By:_________________________________
                                                  William J. Gallagher
                                                  Chairman of the Board



ATTEST:



By:_________________________________
      Steves Rosser
      Secretary

                    ATTACHMENT TO THE 1994 STOCK COMPENSATION
                      PLAN OF CLUCKCORP INTERNATIONAL, INC.


     WHEREAS, on July 29, 1994, the Board of Directors and Shareholders of the Company previously approved and adopted the 1994 Stock Compensation Plan of the Company ("Plan") which authorized the reservation of 250,000 shares of common stock, $ .01 par value, of the Company ("Common Stock") for issuance to qualified individuals in accordance with the terms of the Plan;

     WHEREAS, Section 13 of the Plan authorizes the proportionate adjustment of the number of shares reserved for issuance under the Plan upon a reverse stock split of the Company's outstanding shares of Common Stock, and Section 19 of the Plan authorizes the Board of Directors of the Company to amend the Plan, without obtaining the approval of the Shareholders of the Company, except in certain limited situations not applicable hereto;

     WHEREAS, on July 17, 1995 the Board of Directors and Shareholders of the Company approved and adopted a five for two reverse stock split of the Company's outstanding shares of Common Stock ("Reverse Stock Split") whereby two shares of the Company's Common Stock will be issued in exchange for every five shares of the Company's Common Stock currently outstanding;

     WHEREAS, as a result of the Reverse Stock Split the Company desires not to amend Section 2 of the Plan and to provide for no change in the number of shares of the Company's Common Stock reserved for issuance upon exercise of Options under the Plan from 250,000 shares;

     NOW THEREFORE, BE IT RESOLVED, that Section 2 of the Plan which provides for an aggregate of 250,000 shares of Common Stock, $ .01 par value, shall not be amended as a result of the five for two reverse stock split effective July 17, 1995.

     EXECUTED and effective this 17th day of July, 1995.

                                     CLUCKCORP INTERNATIONAL, INC.

                                     By:_________________________________
                                           William J. Gallagher
                                           Chairman of the Board
ATTEST:


By:________________________
      Steves Rosser
      Secretary